Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation	Assumed Names
Noble Metal Processing-Ohio, LLC	Michigan
Noble Silao de Mexico, S. de R.L. de C.V.	Mexico
Noble Summit Metal Processing de Mexico, S. de R.L. de C.V. (a)	Mexico
Noble Metal Processing Holding, S. de R.L. de C.V.	Mexico
Noble Tube Technologies, LLC	Michigan
Noble Metal Processing-Australia Pty. Ltd.	Australia
Prototech Laser Welding, Inc.	Michigan	LWI Laser Welding International
Noble Advanced Technologies, Inc.	Michigan
Noble Metal Processing, Inc.	Michigan
Noble Land Holdings, Inc.	Michigan
Noble Manufacturing Group, Inc.	Michigan
Noble Metal Processing Canada, Inc.	Canada
Noble Metal Processing-Kentucky, GP	Michigan
Noble Logistic Services, Inc.	Michigan
Noble Components & Systems, Inc.	Michigan
Central Transportation and Delivery, Inc.	Delaware
Pullman Industries, Inc.	Michigan
Pullman Industries of Indiana, Inc.	Indiana
Pullman Investments, LLC	Delaware
Pullman AG, Zug	Switzerland
Pullman de Mexico S.A. de C.V.	Mexico
Pullman de Queretero S.A. de C.V.	Mexico
Pullman de Puebla S.A. de C.V.	Mexico
Pullman Administración S.A. de C.V.	Mexico
WLP Properties, S. de R.L. de C.V.	Mexico
Noble Swiss Holdings, LLC	Michigan
Noble Holdings International, LLC	Michigan
Noble Metal Processing Asia Limited	Hong Kong
WISCO Noble (Wuhan) Laser Welding Technology Co. Ltd. (b)	China
Noble European Holdings BV	Netherlands
TB Holding BV	Netherlands
Noble International Europe BVBA	Belgium
Noble Metal Processing France SAS	France
Noble International Senica S.R.O.	Slovak Republic
Noble International Lorraine SAS	France
Noble International Gent BVBA	Belgium
Noble International Genk BVBA	Belgium
Noble International Birmingham Limited	United Kingdom
Noble International TB Zaragoza SL	Spain
Noble International Bremen GmbH	Germany
Shanghai Baosteel & Arcelor Tailor Metal Co, Ltd. (c)	China
Arcelor Neel Tailored Blank Pte. Ltd. (d)	India
Noble Metal Processing-New York, Inc.	Michigan

Name	Jurisdiction of Incorporation	Assumed Names
Noble TSA, LLC	Delaware
Tailor Steel America, LLC	Delaware

(a)	Subsidiary owned 51% by Noble Metal Processing Holding, S. de R.L. de C.V. and 49% by Sumitomo Corporation and certain of its affiliates.
(b)	Subsidiary owned 50% by Noble Metal Processing Asia Limited and 50% by Wisco Jiangbei Steel Processing and Logistics Co., Ltd.
(c)	Subsidiary owned 25% by Noble International Lorraine SAS, 38% by Shanghai Baosteel International Economic & Trading Co., Ltd. and 37% by Shanghai Dazhang Allied Development Co., Ltd.
(d)	Subsidiary owned 50% by Noble International Lorraine SAS and 50% by Neel Metal Products Limited.